CERTIFICATE OF FORMATION

                                       OF

                  TRIGEN-CINERGY SOLUTIONS OF COLLEGE PARK LLC

         The undersigned, being a natural person of age eighteen years or more, acting as organizer of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):


                                    ARTICLE I
                                      NAME

     The name of the Company shall be: Trigen-Cinergy Solutions of College Park LLC.


                                   ARTICLE II
                       REGISTERED OFFICE, REGISTERED AGENT

     The initial registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. The initial registered agent of the Company shall be: c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other location as the Parties by mutual consent shall determine. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE III
                               PERIOD OF DURATION

     The Company shall exist until dissolved according to law or by the terms of the Operating Agreement (defined in Article VI).


                                   ARTICLE IV
                                     POWERS

     Except as restricted by the Certificate of Formation, the Company shall have and may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.


                                    ARTICLE V
                                   AMENDMENTS

     The Company reserves the right to amend this Certificate of Formation from time to time in accordance with the Act, provided, that the unanimous approval of the members of the Company to such amendment has been duly obtained.


                                   ARTICLE VI
                 ADOPTION OF LIMITED LIABILITY COMPANY AGREEMENT

     The initial Limited Liability Company Agreement of the Company (the "Operating Agreement") shall be adopted by its members. The Operating Agreement may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Certificate of Formation.


     The undersigned does hereby certify, make and acknowledge this Certificate of Formation on this 18th day of February, 1999.



                                               /S/ VINCENT J. FARAGO
                                               ---------------------
                                               Vincent J. Farago
                                               Authorized Person

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